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                                                                     Exhibit 15
                                                                     ----------

INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


August 16, 1999

Anthony & Sylvan Pools Corporation
220 Park Drive
Chardon, Ohio

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Anthony & Sylvan Pools Corporation for the periods ended June 30, 1999 and 1998, as indicated in our report dated August 11, 1999; because we did not do an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated by reference in Registration Statement No. 333-78731 on Form S-4.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.






DELOITTE & TOUCHE LLP

Cleveland, Ohio